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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               February 7, 1997
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                       (Date of earliest event reported)


                      Jillian's Entertainment Corporation
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             (Exact name of Registrant as specified in its charter)



      Florida                     0-13740                59-2334472
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     (State of                (Commission File          (IRS Employer
   Incorporation)                  Number)           Identification No.)

          727 Atlantic Avenue, Suite 600, Boston, Massachusetts  02111
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          (Address of principal executive offices, including zip code)

                                 (617) 350-3111
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              (Registrant's telephone number, including area code)


                                      N/A
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         (Former name or former address, if changed since last report)





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Item 5.          Other Events.

         On March 13, 1997, Jillian's Entertainment Corporation (the "Company") executed a non-binding letter of intent (the "Letter of Intent") with J.W. Childs Equity Partners, L.P. ("JWC") providing for a merger of the Company with a subsidiary of a new company ("Newco") to be organized by JWC and the Continuing Shareholders (as defined below). The Letter of Intent provides that, in the merger, the shareholders of the Company (other than the Continuing Shareholders) will receive $0.50 per share in exchange for their shares of Company Common Stock. The Continuing Shareholders are certain shareholders of the Company (i) who management believes may have long-term strategic relationships with the Company or who are members of Company management, (ii) who own an aggregate of approximately 4,000,000 shares of Company Common Stock and (iii) who elect to exchange all or any portion of their shares of Company Common Stock for shares of Newco Common Stock immediately prior to the merger. The consummation of the merger is subject to the execution of a definitive acquisition agreement, completion of legal, financial and other due diligence, shareholder approval and certain other conditions. Further, if the merger is consummated, the cash consideration paid to the shareholders of the Company (other than the Continuing Shareholders), as well as other terms of the merger, may vary from those set forth in the Letter of Intent.

         In a letter dated February 7, 1997, the Listing Director of The Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that it must demonstrate compliance with certain requirements in order to remain eligible for continued
listing of the Company Common Stock on the Nasdaq SmallCap Market.   The letter
states that, within 90 calendar days of the letter (by May 7, 1997), the Company must regain compliance by either (i) meeting the minimum bid price, which requires that the shares report a closing bid price of at least $1.00 for 10 consecutive trading days or (ii) satisfying the alternative criteria, which requires the Company to maintain capital and surplus of at least $2,000,000 and a market value of the public float of at least $1,000,000 for 10 consecutive trading days. If the Company is unable to demonstrate compliance by May 7, 1997, the Company must submit, by that date, its proposal for achieving
compliance.   The letter also states that failure to achieve compliance or submit a viable proposal will result in the issuance of a formal notice of deficiency and the possible delisting of the Company Common Stock. The Company intends, if the merger described above is not consummated on or before May 7, 1997, to submit a proposal designed to achieve compliance with the listing requirements or otherwise seek to negotiate an arrangement with Nasdaq whereby its listing will be continued until consummation of the merger.

Item 7(c).       Exhibits.

         None.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 JILLIAN'S ENTERTAINMENT CORPORATION



                                 By:     /s/ Daniel M. Smith
                                        -------------------------------------
                                        Name:  Daniel M. Smith
                                        Title: President and Chief Operating
                                               Officer

Dated:  March 13, 1997





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